Execution copy

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the
“Agreement”) is made as of October 14, 2022 (the “Effective Date”), by and among Lemonade, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, and each of the stockholders listed on Schedule B hereto, each of whom is herein referred to as a “Key Holder” and collectively as the “Key Holders.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”), and possess registration rights and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of June 26, 2019 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of at least 60% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors, as holders of at least 60% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company, desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, Chewy Insurance Services, LLC (the “Warrantholder”) is party to the Omnibus Agreement, dated October 14, 2022, by and among the Company and the Warrantholder (the “Omnibus Agreement”), which provides that as a condition to the closing of the issuance to the Warrantholder of a warrant (the “Warrant”) to purchase shares of Common Stock, this Agreement must be executed and delivered by the Company, the Warrantholder and Existing Investors holding 60% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.Registration Rights.

The Company covenants and agrees as follows:

1.1Definitions.

For purposes of this Agreement:

(a)The term “Act” means the Securities Act of 1933, as amended.

(b)The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. For the avoidance of doubt, SoftBank Vision Fund L.P., a limited partnership formed under the laws of Jersey, SoftBank Group Corp. and all persons or entities controlling, controlled by or under common control with either SoftBank Vision Fund L.P. or SoftBank Group Corp. are Affiliates of each other. It is also clarified that GV 2016, L.P., GV 2019, L.P., Alphabet, Inc. and its subsidiaries are Affiliates of each other.

(c)The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(e)The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(f) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(g) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(h)The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) The term “Registrable Securities” means (i) the Common Stock held by the Investors other than the Key Holders, (ii) the Common Stock issued or issuable to the Warrantholder upon exercise of the Warrant, whether vested or unvested, (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above and (iv) the Common Stock held by the Key Holders; provided, however, that such Key Holders Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Sections 1.2, 1.4, 1.12 and 3.7, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that will be, Registrable Securities.

(j) The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(k)The term “Rule 144” shall mean Rule 144 under the Act.

(l)The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(m)The term “Rule 405” shall mean Rule 405 under the Act.

(n)The term “SEC” shall mean the Securities and Exchange
Commission.

1.2Request for Registration

(a)Subject to the conditions of this Section 1.2, if the Company shall receive at any time prior to June 25, 2024, a written request from the Holders of a majority of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders (including the Key Holders), and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders); provided, that no Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of and title to the Registrable Securities; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the net proceeds (after deducting any underwriting discount or commission) that it derives from such registration. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including

Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities, including Registrable Securities held by Key Holders, are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3Company Registration.

(a)If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, that no Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of and title to the Registrable Securities; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the net proceeds (after deducting any underwriting discount or commission) that it derives from such registration. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities, including the Registrable Securities held by the Key Holders, have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling

Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty-three percent (33%) of the total amount of securities included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members, and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4Shelf Registrations.

(a)Shelf Registration. Subject to the terms and conditions hereof, in no event later than December 31, 2023, the Company shall file, and use commercially reasonable efforts to cause to be declared effective by the SEC as soon as reasonably practicable after such filing date, a registration statement on Form S-3 or, if such form is not available to the Company, Form S-1, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all of the Registrable Securities (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto, but shall register the specific number of Registrable Securities and pay the registration fee for all Registrable Securities to be registered pursuant to such automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the maximum period permitted by the SEC’s rules, and shall replace such Shelf Registration Statement at or before expiration with a successor Shelf Registration Statement, until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement.

(b)Shelf Take-Down Offerings. At any time that a Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. Any time that a Shelf Offering involves a marketed underwritten Shelf Offering, (i) the Company shall promptly give written notice of the proposed Shelf Offering to all other Holders including the Key Holders and use all commercially reasonable efforts to include in such underwritten Shelf Offering all Registrable Securities of a Holder as are specified in a written request from a Holder given within five (5) days after receipt of such written notice from the Company and (ii) the Company shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to such Shelf Offering; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the participating Holders holding a majority of the Registrable Securities included in such Shelf Offering.

(c)In addition, in case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 1.4(c), the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders including the Key Holders; and

(ii)use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders and/or Key Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

A.if Form S-3 is not available for such offering
by the Holders;

B.if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000;

C. if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

D.if the Company has, within the twelve
(12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.4; or

E. in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(iii)If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(iv)Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5Obligations of the Company.

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed, except with respect to a Shelf Registration Statement, which shall be governed by Section 1.4(a); provided, however, that before filing any such registration statement or any amendments thereto, the Company will furnish to the Holders, their counsel, and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the SEC. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Holders, their counsel, or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis;

(b)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and use commercially reasonable efforts to obtain for the underwriter(s) opinions of counsel for the Company and “comfort” letters and updates thereof signed by the Company’s independent public accountants (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the applicable registration statement), in each case covering such matters as are customarily covered by such opinions and “comfort” letters in connection with underwritten public offerings, which opinion and letters shall be reasonably satisfactory to the underwriter(s);

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) as promptly as practicable notify in writing the Holders and the underwriters, if any, of the following events: (i) any request by the SEC or any other governmental entity for amendments or supplements to the registration statement or the prospectus or for additional information; (ii) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;
(iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (iv) if at any time the representations and warranties of the Company contained in any underwriting or other agreement cease to be true and correct in any material respect, and the Company shall use commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the effectiveness of such registration statement, or suspending the use of any prospectus or prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a period of not more than ninety (90) days (which right shall not be exercised by the Company more than once in any twelve (12) month period), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6Information from Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7Expenses of Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) and fees associated with marketing for underwritten offerings shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case the Initiating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.

1.8Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9Indemnification.

In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, proceeding or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, proceeding or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, proceeding or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

(c)Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10Reports Under the 1934 Act.

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding 60% of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after seven (7) years following the Effective Date or (b) as to any Holder, after such time at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144; provided, that this Section 1.13 shall not terminate the obligations of the Company with respect to the Shelf Registration Statement as set forth in Section 1.4.

2.Covenants of the Company.

2.1Indemnification Matters.

The Company hereby acknowledges that one (1) or more of the directors on the Board of Directors who is an Affiliate of an Investor (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

2.2Foreign Corrupt Practices Act

The Company represents that it shall not and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall and shall cause each of its subsidiaries and Affiliates to cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall and shall cause each of its subsidiaries and Affiliates to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

2.3Use of Name.

The Company shall not and shall cause its subsidiaries not to use the name of an Investor (or the name of any Affiliate of an Investor) in any press release, published notice or other publication relating to such Investor’s investment in the Company without the prior written consent of such Investor. For the avoidance of doubt, the Company may advise its tax, legal or other professional advisors, other investors and prospective investors of the fact of such Investor’s investment in the Company, provided that such persons are obligated to keep such information confidential, and may make any other disclosure regarding such Investor’s investment in the Company required by law or legal process.

2.4Right to Conduct Activities.

The Company hereby agrees and acknowledges that certain of the Investors and their Affiliates are professional investment funds or make investments similar in nature to investments in the Company (“Fund Investors”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no such Fund Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any Fund Investors from liability associated with the breach of Section 2.9, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. For the avoidance of doubt, the Company agrees that SoftBank Group Capital Limited, GV 2016, L.P., GV 2019, L.P., Allianz Strategic Investments s.a.r.l., XL Innovate Partners, L.P. and Harel Insurance Company Ltd. are Fund Investors.

2.5Real Property Holding Corporation.

If at any time the Company determines that it is a “United States real property holding corporation” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (a “USRPHC”), it shall promptly inform each stockholder that holds at least 380,000 shares of Common Stock of the Company, on an as-converted basis (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) (a “Major Holder”) in writing of such determination. In addition, upon a Major Holder’s request, the Company shall promptly determine whether or not it is a USRPHC and shall promptly inform such Major Holder in writing of such determination.

3.Miscellaneous.

3.1Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

3.3Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

3.4Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or:
(a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6Expenses.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7Entire Agreement; Amendments and Waivers.

Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least sixty percent (60%) of the Registrable Securities held by the Investors; provided, that (i) if such amendment or waiver disproportionately and materially adversely affects any Investor, then the consent of such Investor shall also be required and (ii) no amendment or waiver to Section 1.4(a) or Section 1.4(b) (or this Section 3.7(ii)) shall be made or given that reduces the rights or increases the obligations of the Warrantholder under Section 1.4(a) or Section 1.4(b) or adversely affects the ability of the Warrantholder to exercise or enjoy its rights under Section 1.4(a) or Section 1.4(b) without the prior written consent of the Warrantholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company. Further, in the event that any amendment or waiver under this Section 3.7 adversely affects the obligations or rights of the Key Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the Key Holders holding at least a majority of the Registrable Securities held by the Key Holders.

3.8Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9Aggregation of Stock.

All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated as provided herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

By:          Name: /s/Daniel Schreiber
Title: Chief Executive Officer

Notice Address:
[ ]
Email: [ ]

A copy (which shall not constitute notice) shall also be given to AYR - Amar Reiter Jeanne Shochatovitch, Lawyers
[ ]
Email: [ ]
Attention: Daniel Chinn

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ALEPH, L.P.

By:    Aleph Equity Partners, L.P. Its general partner
By:    Aleph EP, Ltd.
Its general partner

By:             Director

ALEPH-ALEPH, L.P.

By:    Aleph Equity Partners, L.P. Its general partner
By:    Aleph EP, Ltd.
Its general partner

By:             Director

Notice Address: [ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL ISRAEL VENTURE V HOLDINGS L.P.

By:    SC Israel Venture V Management, L.P. Its general partner
By:    SC Israel Venture V (TTGP), Ltd.
Its general partner

By:             Managing Director

Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

XL INNOVATE FUND, L.P.

By:      Name: G. Thompson Hutton
Title: Director

Notice Address:
[ ]
Email: [ ]

A copy (which shall not constitute notice) shall also be given to Sheppard, Mullin, Richter & [ ], Attention: John Hempill

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

GENERAL CATALYST GROUP VIII, L.P.

By: General Catalyst Partners VIII, L.P. its General Partner
By: General Catalyst GP VIII, LLC its General Partner

By:      Name:      Title:

GENERAL CATALYST GROUP VIII SUPPLEMENTAL, L.P.

By: General Catalyst Partners VIII, L.P. its General Partner
By: General Catalyst GP VIII, LLC its General Partner

By:      Name:      Title:

Notice Address:

[ ]
Email:

A copy (which shall not constitute notice) shall also be given to:
Dean G. Zioze, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
[ ]
Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THRIVE CAPITAL PARTNERS V, L.P.

By: THRIVE PARTNERS V GP, LLC,
its general partner

By:      Name:      Title:

CLAREMOUNT V ASSOCIATES, L.P.

By: THRIVE PARTNERS V GP, LLC,
its general partner

By:      Name:      Title:

Notice Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

GV 2016, L.P.

By: GV 2016 GP, L.P., its General Partner By: GV 2016 GP, L.L.C., its General Partner

By:      Name: Daphne M. Chang
Title: Authorized Signatory

GV 2019, L.P.

By: GV 2019 GP, L.P., its General Partner By: GV 2019 GP, L.L.C., its General Partner

By:      Name: Daphne M. Chang
Title: Authorized Signatory

Notice Address:
Attn: GV Legal Department [ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

TUSK VENTURE PARTNERS I, L.P.

By:      Name:      Title:

TUSK VENTURES, LLC

By:      Name:      Title:

TUSK VENTURES L SPV, L.P.

By:      Name:      Title:

TUSK VENTURES LEMONADE SPV II, LLC

By:      Name:      Title:

Notice Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ALLIANZ STRATEGIC INVESTMENTS S.A.R.L

By:      Name:      Title:

Notice Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SOUND VENTURES II, LLC

By:      Name:      Title:

Notice Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ALEXA VON TOBEL
Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ANNOX CAPITAL, LLC

By:      Name:      Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ELEVATOR VENTURES HOLDINGS LTD.

By:      Name:      Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

MSR GLOBAL LIMITED

By:      Name:      Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

LEMONADE 2019-II, LLC

By:      Name:      Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ORIT WININGER
Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SHLOMO SCHINDELHEIM
Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SOFTBANK GROUP CAPITAL LIMITED

By:      Name:Stephen Lam
Title: Director

Notice Address:

[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

PUCCINI INVESTMENTS HOLDINGS LIMITED

By:      Name:      Title:

Notice Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL INSURANCE COMPANY LTD. (PARTICIPATING FUNDS)

By:      Name:      Title:

HAREL INSURANCE COMPANY LTD. (NOSTRO)

By:      Name:      Title:

TZAVA HAKEVA SAVING FUNDS – PROVIDENT FUNDS MANAGEMENT COMPANY LTD. (ON BEHALF OF TZVA HAKEVA SAVINGS FUND)

By:      Name:      Title:

LEATID PENSION FUNDS MANAGEMENT COMPANY LTD. (ON BEHALF OF ATIDIT PENSION FUND)

By:      Name:      Title:

Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PENSION)

By:      Name:      Title:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT FUND)

By:      Name:      Title:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL GENERAL PLAN)

By:      Name:      Title:

Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL STUDY FUND)

By:      Name:      Title:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT INVESTMENT)

By:      Name:      Title:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT INVESTMENT FOR CHILDREN)

By:      Name:      Title:

Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

OURCROWD (INVESTMENT IN LEMON), L.P.

By:
its General Partner
By:
Name:
Title:

OURCROWD INTERNATIONAL INVESTMENT III, L.P.

By:
its General Partner
By:
Name:
Title:

OURCROWD 50, L.P.

By:
its General Partner
By:
Name:
Title:
Notice Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

CHEWY INSURANCE SERVICES, LLC

By:
Name: Nilesh Telang
Title: Senior Director, Category Management

Notice Address:
Name: Chewy Insurance Services, LLC
[ ]
Email: [ ]
Attn: General Counsel

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS: DANIEL SCHREIBER
Notice Address:
[ ]
Email: [ ]

DAN AND DAN LTD.
Notice Address:
[ ]
Email: [ ]

SHAI WININGER
Notice Address:
[ ]
Email: [ ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

LEMONADE 18, LLC

By:
Name:
Title:

Notice Address:
Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

DAVID SCHREIBER
Notice Address:
Email: [ ]

RUTH SCHREIBER
Notice Address:
Email: [ ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

MSR 2019, LLC

By:
Name:
Title:
Notice Address:
Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

MSR LEMONADE I, LLC

By:
Name:
Title:
Notice Address:
Email:

SCHEDULE A

SCHEDULE OF INVESTORS

Aleph, L.P.
Aleph-Aleph, L.P.
Sequoia Capital Israel Venture V Holdings, L.P. XL Innovate Fund, L.P.
General Catalyst Group VIII, L.P.
General Catalyst Group VIII Supplemental, L.P. Thrive Capital Partners V, L.P.
Claremount V Associates, L.P. GV 2016, L.P.
GV 2019, L.P.
Tusk Venture Partners I LP Tusk Ventures L SPV LP Tusk Ventures LLC
Tusk Ventures Lemonade SPV II LLC Sound Ventures II, LLC
Alexa von Tobel
Annox Capital, LLC (Delaware LLC) Elevator Ventures Holdings Ltd.
MSR Global Limited Orit Wininger Shlomo Schindelheim
Allianz Strategic Investments s.a.r.l. SoftBank Group Capital Limited Puccini Investments Holdings Limited OurCrowd (Investment in Lemon), L.P.
OurCrowd International Investment III, L.P. OurCrowd 50, L.P.
Harel Insurance Company Ltd. Harel Pension and Provident Ltd.
Tzava Hakeva Saving Funds – Provident Funds Management Company Ltd. Leatid Pension Funds Management Company Ltd.
Lemonade 2019-I, LLC Lemonade 2019-II, LLC
Chewy Insurance Services, LLC

SCHEDULE B

SCHEDULE OF KEY HOLDERS

Daniel Schreiber Dan and Dan Ltd Shai Wininger Lemonade 18, LLC
David and Ruth Schreiber MSR 2019, LLC
MSR Lemonade I, LLC

105674401.8